Exhibit 99.1

News Release	TRW Automotive 12001 Tech Center Drive
Livonia, MI 48150
Investor Relations Contact: Mark Oswald (734) 855-3140
Media Contact:
John Wilkerson
(734) 855-3864
TRW Reports Third Quarter 2009 Financial Results
LIVONIA, MICHIGAN, November 4, 2009 — TRW Automotive Holdings Corp. (NYSE: TRW), the global leader in active and passive safety systems, today reported third-quarter 2009 financial results with sales of $3.1 billion, a decrease of 13.5 percent compared to the prior year period. The Company reported GAAP net earnings of $56 million or $0.50 per diluted share, which compares to a net loss of $54 million or $0.53 per diluted share in the prior year period.
The third quarter 2009 GAAP net earnings includes restructuring and fixed asset impairment charges of $24 million ($19 million after related tax benefits) and a loss on retirement of debt totaling $1 million. The prior year third quarter included restructuring charges and asset impairments totaling $32 million. Excluding these special items from both periods, the Company reported net earnings of $76 million, or $0.68 per diluted share, which compares to a net loss of $22 million or $0.22 per diluted share in the prior year period.
During the quarter, the Company strengthened its capital structure by completing a public offering of 16.1 million shares of common stock. The offering provided $269 million of net proceeds to the Company, which was used to reduce debt.
“The benefits achieved from our restructuring and cost containment actions combined with increasing vehicle production schedules had a significant positive impact on our third quarter results,” said John C. Plant, President and Chief Executive Officer. “Completing the equity offering further positions the Company for future success as it strengthens the balance sheet and provides greater flexibility to our capital structure.”

Third Quarter 2009
The Company reported third-quarter 2009 sales of $3.1 billion, a decrease of $484 million or 13.5 percent from the prior year period. The 2009 quarter was adversely impacted compared to the prior year by lower sales in most geographic regions resulting from reduced vehicle production volumes. Currency movements during the quarter also had a negative impact on sales compared to the same period a year ago.
The Company’s third quarter 2009 operating income was $141 million compared with $12 million in the 2008 period. Both the 2009 and 2008 periods included restructuring and fixed asset impairment charges totaling $24 million and $32 million, respectively. Excluding these charges from both periods, operating income for the third quarter of 2009 was $165 million, which compares to $44 million in the prior year period. The year-to-year increase was driven primarily by the positive impact of restructuring and cost containment actions implemented over the past year, lower raw material prices and, to a lesser extent, favorable non-recurring supplier and customer settlements in the current quarter. Together, these positives more than offset the negative impact of the lower sales volume between the two quarters.
Net interest and securitization expense for the third quarter of 2009 totaled $55 million, which compares to $43 million in the prior year. Higher interest costs associated with the bank amendment achieved in late June 2009 contributed to the year-over-year increase. In addition, a loss on retirement of debt of $1 million was recognized in the third quarter of 2009.
Tax expense for the third quarter of 2009 was $28 million, which increased from $23 million of expense in the prior year, resulting from the higher pre-tax earnings in certain geographic locations. The 2009 period included tax benefits related to the restructuring actions previously mentioned totaling $5 million.
The Company reported 2009 third-quarter GAAP earnings of $56 million, or $0.50 per diluted share, which compares to a GAAP net loss of $54 million, or $0.53 per diluted share in the 2008 period.
Excluding the special items referred to above, the Company reported third-quarter 2009 net earnings of $76 million, or $0.68 per diluted share, which compares to a net loss of $22 million or $0.22 per diluted share in the 2008 period.

Earnings before interest, securitization costs, taxes, depreciation and amortization and special items (“adjusted EBITDA”) were $292 million in the third quarter of 2009, as compared to the prior year level of $189 million. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Year-to-Date 2009
For the nine month period ended October 2, 2009, the Company reported sales of $8.2 billion, a decrease of $4.0 billion or 32.4 percent compared to prior year sales. The decrease in sales resulted from the sharply reduced global production volumes between the two periods and the negative effects of foreign currency movements compared to 2008.
For the 2009 year-to-date period, the Company reported operating income of $60 million compared with $424 million in the comparable prior year period. The 2009 period included restructuring and fixed asset impairment charges totaling $74 million, as well as a one-time trademark impairment charge of $30 million, compared to restructuring charges and asset impairments of $64 million for the 2008 period. Excluding these charges from both periods, the Company reported an operating profit of $164 million in the 2009 period which compares to $488 million of operating income in the prior year period. The year-to-year decrease was driven primarily by the profit impact of the $4.0 billion in lower sales, partially offset by the positive impact of the previously mentioned restructuring and cost containment actions.
Net interest and securitization expense in the first nine months of the 2009 period totaled $139 million, which compares to $136 million in the prior year period. The increase in interest expense resulted primarily from the higher costs associated with the bank amendment achieved in June 2009, partially offset by lower market interest rates during the period. In addition, a net gain on the retirement of debt of $34 million was recognized in the current year-to-date period.
Year-to-date 2009 tax expense was $37 million, which compares to $126 million in the prior year. The 2009 and 2008 periods included tax benefits primarily related to the restructuring actions previously mentioned totaling $15 million and $3 million, respectively. Excluding these tax benefits in both periods, tax expense was $52 million in the 2009 period compared to $129 million in the prior year period.

The Company reported a year-to-date 2009 GAAP net loss of $86 million, or $0.82 per diluted share, which compares to GAAP net earnings of $167 million, or $1.63 per diluted share in the 2008 period.
Excluding special items, the Company reported a year-to-date 2009 net loss of $31 million, or $0.30 per diluted share, which compares to net earnings of $228 million or $2.23 per diluted share in the prior year period.
Adjusted EBITDA totaled $527 million for the first nine months of 2009, compared to $938 million in the 2008 period. See page A6 for a description of the special items excluded in calculating adjusted EBITDA.
Cash Flow and Capital Structure
Third quarter 2009 net cash flow provided by operating activities was $174 million, which compares to $79 million in the prior year. Capital expenditures were $49 million compared to $121 million in 2008. Third quarter free cash flow (cash flow from operating activities less capital expenditures) was $125 million, which compares favorably to the $42 million outflow in the prior year quarter.
For the nine month period ended October 2, 2009, the Company had a net cash usage in operating activities of $57 million, which compares to cash provided by operations of $4 million in the prior year period. The year-to-year decline resulted primarily from lower operating income partially offset by lower working capital requirements. Year-to-date 2009 capital expenditures were $121 million compared to $338 million in 2008. Free cash flow (cash flow from operating activities less capital expenditures) was an outflow of $178 million in the first nine months of 2009 compared to an outflow of $334 million for the same period last year.
As of October 2, 2009, the Company had $2,547 million of debt and $474 million of cash and marketable securities, resulting in net debt (defined as debt less cash and marketable securities) of $2,073 million. This net debt outcome is $659 million lower than the balance at the end of the prior year third quarter and $83 million lower than the balance at the end of 2008. In addition to cash generated from operations, the decline in net debt compared to the prior year quarter and year-end periods reflects the $269 million of net proceeds from the Company’s issuance of 16.1 million common shares in

August 2009. Committed liquidity facilities and cash on hand provided the Company with available liquidity in excess of $1.6 billion as of October 2, 2009.
2009 Outlook
TRW currently expects full year production to total 8.6 million units in North America and 16.3 million units in Europe. Based on these revised production levels and the Company’s expectations for foreign currency exchange rates, full-year sales are expected to be approximately $11.4 billion (including fourth quarter sales of approximately $3.2 billion). Restructuring and fixed asset impairment charges are forecasted at $100 million for the full year.
“The cautious optimism that has emerged for the industry is supported by the increasing vehicle production forecasts. Although it appears the bottom of the financial crisis has been reached, full recovery will be a long and gradual process,” said Mr. Plant. “TRW is well-positioned to take full advantage of the industry rebound given its diversification, technology portfolio and improved cost and capital structure.”
Third Quarter 2009 Conference Call
The Company will host its third-quarter conference call at 8:30 a.m. (Eastern time) today, Wednesday, November 4th, to discuss financial results and other related matters. To participate in the conference call, please dial (877) 852-7898 for U.S. locations, or (706) 634-1095 for international locations.
An audio replay of the conference call will be available approximately two hours after the conclusion of the call and will be accessible afterward for approximately one week. To access the replay, U.S. locations should dial (800) 642-1687, and locations outside the U.S. should dial (706) 645-9291. The replay code is 34903511. A live audio webcast and replay of the conference call will also be available on the Company’s website at www.trw.com.
Reconciliation to GAAP
In addition to GAAP results included within this press release, the Company has provided certain information which is not calculated according to GAAP (“non-GAAP”), such as net earnings (losses), operating income (losses) and diluted earnings per share each excluding special items, adjusted EBITDA and free cash flow. Management uses these non-GAAP measures to evaluate the operating performance of the Company and its business segments, including use in connection with forecasting future periods. Management believes that investors will likewise find these non-GAAP measures useful in evaluating such performance. Such measures are frequently used by security analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to the closest GAAP financial measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.
About TRW
With 2008 sales of $15.0 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs approximately 64,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated. TRW Automotive news is available on the internet at www.trw.com.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2008 (our “Form 10-K”) , and in our Reports on Form 10-Q for the quarters ended April 3 and July 3, 2009, such as: any prolonged contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; the financial condition of OEMs, particularly the Detroit Three, adversely affecting us or the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; our substantial debt and resulting vulnerability to economic or industry downturns and to rising interest rates; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability and supply base; our dependence on our largest customers; any impairment of a significant amount of our goodwill or other intangible assets; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense and funding requirements of our pension and other postretirement benefits; risks associated with non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; costs or liabilities relating to environmental and safety regulations; assertions by or against us relating to intellectual property rights; the possibility that our largest stockholder’s interests will conflict with our or our other stockholders’ interests; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
# # #

TRW Automotive Holdings Corp.
Index of Condensed Consolidated Financial Information

Page
Consolidated Statements of Operations (unaudited) for the three months ended October 2, 2009 and September 26, 2008	A2

Consolidated Statements of Operations (unaudited) for the nine months ended October 2, 2009 and September 26, 2008	A3

Condensed Consolidated Balance Sheets as of October 2, 2009 (unaudited) and December 31, 2008	A4

Condensed Consolidated Statements of Cash Flows (unaudited) for the nine months ended October 2, 2009 and September 26, 2008	A5

Reconciliation of Non-GAAP Financial Measures (unaudited) for the three and nine months ended October 2, 2009 and September 26, 2008	A6

Reconciliation of GAAP Net Earnings to Adjusted Net Earnings (unaudited) for the three months ended October 2, 2009	A7

Reconciliation of GAAP Net Losses to Adjusted Net Losses (unaudited) for the nine months ended October 2, 2009	A8

Reconciliation of GAAP Net Losses to Adjusted Net Losses (unaudited) for the three months ended September 26, 2008	A9

Reconciliation of GAAP Net Earnings to Adjusted Net Earnings (unaudited) for the nine months ended September 26, 2008	A10
The accompanying unaudited condensed consolidated financial information and reconciliation schedules should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the periods ended April 3, 2009 and July 3, 2009, and Current Report on Form 8-K as filed with the United States Securities and Exchange Commission on February 20, 2009, May 6, 2009, August 4, 2009, and July 29, 2009, respectively.

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended
	October 2,	September 26,
(In millions, except per share amounts)	2009	2008
Sales	$3,108	$3,592
Cost of sales	2,807	3,411

Gross profit	301	181
Administrative and selling expenses	131	139
Amortization of intangible assets	5	9
Restructuring charges and fixed asset impairments	24	32
Other expense — net	—	(11)

Operating income	141	12
Interest expense — net	54	43
Loss on retirement of debt — net	1	—
Accounts receivable securitization costs	1	—
Equity in earnings of affiliates, net of tax	(5)	(2)

Earnings (losses) before income taxes	90	(29)
Income tax expense	28	23

Net earnings (losses)	62	(52)
Less: Net earnings attributable to noncontrolling interest,net of tax	6	2

Net earnings (losses) attributable to TRW	$56	$(54)

Basic earnings (losses) per share:
Earnings (losses) per share	$0.51	$(0.53)

Weighted average shares outstanding	110.7	101.2

Diluted earnings (losses) per share:
Earnings (losses) per share	$0.50	$(0.53)

Weighted average shares outstanding	111.9	101.2

A2

TRW Automotive Holdings Corp.
Consolidated Statements of Operations
(Unaudited)

	Nine Months Ended
	October 2,	September 26,
(In millions, except per share amounts)	2009	2008
Sales	$8,230	$12,182
Cost of sales	7,699	11,259

Gross profit	531	923
Administrative and selling expenses	355	407
Amortization of intangible assets	16	27
Restructuring charges and fixed asset impairments	74	64
Intangible asset impairments	30	—
Other (income) expense — net	(4)	1

Operating income	60	424
Interest expense — net	136	134
Gain on retirement of debt — net	(34)	—
Accounts receivable securitization costs	3	2
Equity in earnings of affiliates, net of tax	(9)	(17)

(Losses) earnings before income taxes	(36)	305
Income tax expense	37	126

Net (losses) earnings	(73)	179
Less: Net earnings attributable to noncontrolling interest, net of tax	13	12

Net (losses) earnings attributable to TRW	$(86)	$167

Basic (losses) earnings per share:
(Losses) earnings per share	$(0.82)	$1.65

Weighted average shares outstanding	104.4	101.0

Diluted (losses) earnings per share:
(Losses) earnings per share	$(0.82)	$1.63

Weighted average shares outstanding	104.4	102.2

A3

TRW Automotive Holdings Corp.
Condensed Consolidated Balance Sheets

	As of
	October 2,	December 31,
	2009	2008
(Dollars in millions)	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$474	$756
Marketable securities	—	10
Accounts receivable — net	2,149	1,570
Inventories	698	694
Prepaid expenses and other current assets	214	209

Total current assets	3,535	3,239

Property, plant and equipment — net	2,405	2,518
Goodwill	1,770	1,765
Intangible assets — net	330	373
Pension asset	935	801
Other assets	521	576

Total assets	$9,496	$9,272

Liabilities and Equity

Current liabilities:
Short-term debt	$25	$66
Current portion of long-term debt	43	53
Trade accounts payable	1,932	1,793
Accrued compensation	278	219
Other current liabilities	1,009	1,033

Total current liabilities	3,287	3,164

Long-term debt	2,479	2,803
Postretirement benefits other than pensions	480	486
Pension benefits	746	778
Other long-term liabilities	809	773

Total liabilities	7,801	8,004

Commitments and contingencies

Stockholders’ equity:
Preferred stock	—	—
Capital stock	1	1
Treasury stock	—	—
Paid-in-capital	1,480	1,199
Accumulated deficit	(464)	(378)
Accumulated other comprehensive income	532	309

Total TRW stockholders’ equity	1,549	1,131
Noncontrolling interest	146	137

Total equity	1,695	1,268

Total liabilities and equity	$9,496	$9,272

A4

TRW Automotive Holdings Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
	October 2,	September 26,
(Dollars in millions)	2009	2008
Operating Activities
Net (losses) earnings	$(73)	$179
Adjustments to reconcile net (losses) earnings to net cash (used in) provided by operating activities:
Depreciation and amortization	367	445
Net pension and other postretirement benefits income and contributions	(172)	(140)
Net gain on retirement of debt	(34)	—
Intangible asset impairment charges	30	—
Fixed asset impairment charges	8	20
Net gains on sales of assets	(3)	(4)
Other — net	14	(9)
Changes in assets and liabilities, net of effects of businesses acquired:
Accounts receivable — net	(491)	(518)
Inventories	29	(45)
Trade accounts payable	53	(94)
Prepaid expense and other assets	118	(29)
Other liabilities	97	199

Net cash (used in) provided by operating activities	(57)	4

Investing Activities
Capital expenditures, including other intangible assets	(121)	(338)
Acquisitions of businesses, net of cash acquired	—	(41)
Investment in affiliates	—	(5)
Proceeds from sale/leaseback transactions	—	1
Net proceeds from asset sales	3	6

Net cash used in investing activities	(118)	(377)

Financing Activities
Change in short-term debt	(41)	10
Net (repayments on) proceeds from revolving credit facility	(203)	50
Proceeds from issuance of long-term debt, net of fees	1,075	4
Proceeds from issuance of capital stock, net of fees	269	—
Redemption of long-term debt	(1,223)	(61)
Proceeds from exercise of stock options	1	4
Other — net	(8)	—

Net cash (used in) provided by financing activities	(130)	7
Effect of exchange rate changes on cash	23	(18)

Decrease in cash and cash equivalents	(282)	(384)
Cash and cash equivalents at beginning of period	756	895

Cash and cash equivalents at end of period	$474	$511

A5

TRW Automotive Holdings Corp.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)
The reconciliation schedules below should be read in conjunction with the TRW Automotive Holdings Corp. Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the periods ended April 3, 2009 and July 3, 2009, and Current Report on Form 8-K as filed with the U.S. Securities and Exchange Commission on February 20, 2009, May 6, 2009, August 4, 2009, and July 29, 2009, respectively, which contain summary historical data. EBITDA, Adjusted EBITDA and free cash flow are not recognized terms under GAAP and do not purport to be alternatives to the comparable GAAP amounts. Further, since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies.
EBITDA and Adjusted EBITDA
EBITDA as calculated below is a measure used by management to evaluate the operating performance of the Company and its business segments and to forecast future periods. Adjusted EBITDA is defined as EBITDA excluding restructuring charges, asset impairments and other significant special items. Management uses Adjusted EBITDA to evaluate the performance of on-going operations separate from items that may have a disproportionate impact in any particular period. EBITDA and Adjusted EBITDA are frequently used by securities analysts, institutional investors and other interested parties in the evaluation of companies in our industry.
EBITDA and Adjusted EBITDA do not purport to be alternatives to net earnings (losses) as an indicator of operating performance, nor to cash flows from operating activities as a measure of liquidity. Additionally, neither is intended to be a measure of free cash flow for management’s discretionary use, as they do not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
(Dollars in millions)	2009	2008	2009	2008
GAAP net earnings (losses) attributable to TRW	$56	$(54)	$(86)	$167
Income tax expense	28	23	37	126
Interest expense — net	54	43	136	134
Accounts receivable securitization costs	1	—	3	2
Depreciation and amortization	128	145	367	445

EBITDA	267	157	457	874
Restructuring charges and fixed asset impairments	24	32	74	64
Intangible asset impairments	—	—	30	—
Net loss (gain) on retirement of debt	1	—	(34)	—

Adjusted EBITDA	$292	$189	$527	$938

Free Cash Flow
Free cash flow represents net cash provided by (used in) operating activities less capital expenditures, and is used by management in analyzing the Company’s ability to service and repay its debt and to forecast future periods. However, this measure should not be used as a substitute for net cash provided by (used in) operating activities since it does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses.

	Three Months Ended		Nine Months Ended
	October 2,	September 26,	October 2,	September 26,
(Dollars in millions)	2009	2008	2009	2008
Cash flow provided by (used in) operating activities	$174	$79	$(57)	$4
Capital expenditures	(49)	(121)	(121)	(338)

Free cash flow	$125	$(42)	$(178)	$(334)

A6

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Net Earnings
(Unaudited)
During the three months ended October 2, 2009, the Company recorded restructuring charges of $22 million related primarily to severance, retention and outplacement services. Additionally, in accordance with ASC 360 (formerly, SFAS 144), the Company recorded fixed asset impairment charges of $2 million. The Company also recorded a net loss on retirement of debt of $1 million.

	Three Months			Three Months
	Ended			Ended
	October 2,			October 2,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$3,108	$—		$3,108
Cost of sales	2,807	—		2,807

Gross profit	301	—		301
Administrative and selling expenses	131	—		131
Amortization of intangible assets	5	—		5
Restructuring charges and fixed asset impairments	24	(24	) (a)	—
Other expense — net	—	—		—

Operating income	141	24		165
Interest expense — net	54	—		54
Loss on retirement of debt — net	1	(1	) (b)	—
Account receivable securitization costs	1	—		1
Equity in earnings of affiliates, net of tax	(5)	—		(5)

Earnings before income taxes	90	25		115
Income tax expense	28	5	(c)	33

Net earnings	62	20		82
Less: Net earnings attributable to noncontrolling interest, net of tax	6	—		6

Net earnings attributable to TRW	$56	$20		$76

Basic earnings per share:
Earnings per share	$0.51			$0.69

Weighted average shares outstanding	110.7			110.7

Diluted earnings per share:
Earnings per share	$0.50			$0.68

Weighted average shares outstanding	111.9			111.9

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the loss on retirement of debt.

(c)	Represents the elimination of the income tax impact of the above adjustments.

A7

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Losses to Adjusted Net Losses
(Unaudited)
During the nine months ended October 2, 2009, the Company recorded restructuring charges of $66 million related primarily to severance, retention and outplacement services. Additionally, in accordance with ASC 350 (formerly, SFAS 142) and ASC 360, the Company recorded intangible asset impairment charges of $30 million and fixed asset impairment charges of $8 million. The Company also recorded a net gain on retirement of debt of $34 million.

	Nine Months			Nine Months
	Ended			Ended
	October 2,			October 2,
	2009			2009
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$8,230	$—		$8,230
Cost of sales	7,699	—		7,699

Gross profit	531	—		531
Administrative and selling expenses	355	—		355
Amortization of intangible assets	16	—		16
Restructuring charges and fixed asset impairments	74	(74	) (a)	—
Intangible asset impairments	30	(30	) (b)	—
Other income — net	(4)	—		(4)

Operating income	60	104		164
Interest expense — net	136	—		136
Gain on retirement of debt — net	(34)	34	(c)	—
Account receivable securitization costs	3	—		3
Equity in earnings of affiliates, net of tax	(9)	—		(9)

(Losses) earnings before income taxes	(36)	70		34
Income tax expense	37	15	(d)	52

Net (losses) earnings	(73)	55		(18)
Less: Net earnings attributable to noncontrolling interest, net of tax	13	—		13

Net losses attributable to TRW	$(86)	$55		$(31)

Basic losses per share:
Losses per share	$(0.82)			$(0.30)

Weighted average shares outstanding	104.4			104.4

Diluted losses per share:
Losses per share	$(0.82)			$(0.30)

Weighted average shares outstanding	104.4			104.4

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of intangible asset impairments.

(c)	Represents the elimination of the gain on retirement of debt.

(d)	Represents the elimination of the income tax impact of the above adjustments.

A8

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Losses to Adjusted Net Losses
(Unaudited)
During the three months ended September 26, 2008, the Company recorded restructuring charges of $30 million related primarily to severance, retention and outplacement services. Additionally, in accordance with ASC 360, the Company recorded fixed asset impairment charges of $2 million.

	Three Months			Three Months
	Ended			Ended
	September 26,			September 26,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$3,592	$—		$3,592
Cost of sales	3,411	—		3,411

Gross profit	181	—		181
Administrative and selling expenses	139	—		139
Amortization of intangible assets	9	—		9
Restructuring charges and fixed asset impairments	32	(32	) (a)	—
Other expense — net	(11)	—		(11)

Operating income	12	32		44
Interest expense — net	43	—		43
Equity in earnings of affiliates, net of tax	(2)	—		(2)

(Losses) earnings before income taxes	(29)	32		3
Income tax expense	23	—		23

Net losses	(52)	32		(20)
Less: Net earnings attributable to noncontrolling interest, net of tax	2	—		2

Net losses attributable to TRW	$(54)	$32		$(22)

Basic losses per share:
Losses per share	$(0.53)			$(0.22)

Weighted average shares outstanding	101.2			101.2

Diluted losses per share:
Losses per share	$(0.53)			$(0.22)

Weighted average shares outstanding	101.2			101.2

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

A9

TRW Automotive Holdings Corp.
Reconciliation of GAAP Net Earnings to Adjusted Net Earnings
(Unaudited)
During the nine months ended September 26, 2008, the Company recorded restructuring charges of $44 million related primarily to severance, retention and outplacement services. Additionally, in accordance with ASC 360, the Company recorded fixed asset impairment charges of $20 million.

	Nine Months			Nine Months
	Ended			Ended
	September 26,			September 26,
	2008			2008
(In millions, except per share amounts)	Actual	Adjustments		Adjusted
Sales	$12,182	$—		$12,182
Cost of sales	11,259	—		11,259

Gross profit	923	—		923
Administrative and selling expenses	407	—		407
Amortization of intangible assets	27	—		27
Restructuring charges and fixed asset impairments	64	(64	) (a)	—
Other income — net	1	—		1

Operating income	424	64		488
Interest expense — net	134	—		134
Account receivable securitization costs	2	—		2
Equity in earnings of affiliates, net of tax	(17)	—		(17)

Earnings before income taxes	305	64		369
Income tax expense	126	3	(b)	129

Net earnings	179	61		240
Less: Net earnings attributable to noncontrolling interest, net of tax	12	—		12

Net earnings attributable to TRW	$167	$61		$228

Basic earnings per share:
Earnings per share	$1.65			$2.26

Weighted average shares outstanding	101.0			101.0

Diluted earnings per share:
Earnings per share	$1.63			$2.23

Weighted average shares outstanding	102.2			102.2

(a)	Represents the elimination of restructuring charges and fixed asset impairments.

(b)	Represents the elimination of the income tax impact of the above adjustment.

A10